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                                                                  Exhibit 10.65

                             COLLATERAL ASSIGNMENT
                       OF 1996 FEDERAL INCOME TAX REFUND

         Crown NorthCorp, a Delaware corporation ("Assignor"), having its mailing address at 1251 Dublin Road, Columbus, Ohio 43215, for valuable consideration received to its full satisfaction, hereby assigns, pledges, transfers, and sets over to The Fifth Third Bank of Columbus, an Ohio banking corporation ("Assignee"), having its principal office at 21 East State Street, Columbus, Ohio 43215, all of Assignor's rights, titles, and interests in, to, and under Assignor's 1996 federal income tax refund (the "Collateral").

         This assignment is made by Assignor for the purpose of securing the obligations of Assignor (collectively, the "Obligations") to: (i) pay to Assignee all amounts due to Assignee under the $950,000 Variable Rate Cognovit Promissory Note dated this same date (the "$950,000 Note") executed and delivered by Assignor to Assignee, and (ii) perform and observe all obligations and agreements to be performed by Assignor under this assignment, the $950,000 Note, the Loan Agreement dated this same date (the "Loan Agreement") between Assignor and Assignee, the Loan Commitment (as defined in the Loan Agreement), and all of the other Loan Documents (as defined in the Loan Agreement).

         In connection with this assignment, Assignor irrevocably appoints Assignee as its attorney-in-fact to demand, receive, and enforce Assignor's rights with respect to the Collateral, to give appropriate receipts, releases, and satisfactions for and on behalf of Assignor relating to the Collateral, and to do any and all other acts in the name of Assignor relating to the Collateral with the same force and effect as Assignor could do if this assignment had not been made. Following the occurrence of an Event of Default (as defined in the Loan Agreement), Assignee shall have the right to exercise any of the rights to the Collateral granted to it by Assignor hereunder.

         Assignor represents and warrants to Assignee that: (a) Assignor has full power and authority to execute and deliver this assignment to Assignee;
(b) no previous assignment of Assignor's interest in the Collateral has been made; (c) Assignor's rights, title, and interests in and to the Collateral is free and clear from all liens, encumbrances, or other claims; (d) Assignor is the sole owner of all rights, title, and interests in and to the Collateral; and (e) all of the Collateral is in full force and effect as of the date of this assignment and no event, condition, or occurrence exists that constitutes, or with notice or passage of time, or both, would constitute a breach of or default under any term or condition of any of the Collateral. Assignor agrees not to grant a security interest in, assign, sell, pledge, transfer, mortgage, or otherwise encumber its interest in the Collateral so long as this assignment is in effect.

         At any time and from time to time, upon the reasonable request by Assignee, Assignor shall promptly execute any documents and take any other actions to perfect, protect, or preserve the obligations of Assignor under this agreement and the security interest granted or purported to be granted by this agreement as a first priority security interest upon the Collateral or to enable Secured Party to exercise or enforce its rights or remedies under this agreement.

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         Assignor hereby irrevocably appoints Assignee as Assignor's attorney-in-fact, with full power of substitution, to take such actions and execute one or more financing statements, continuation statements, or amendments thereto, and such other instruments or notices as Assignee may consider necessary or desirable, in its sole and absolute discretion, to perfect, protect, or preserve the security interest granted or purported to be granted by this agreement on behalf of and in the name of Assignor.

         The security interest granted by Assignor to Assignee under this agreement shall be governed by the Uniform Commercial Code as enacted in the State of Ohio. In addition to and not in limitation of the other rights of Assignee under this agreement, in the Event of Default under the Loan Agreement, Loan Commitment, or any of the Loan Documents, Assignee shall have, with respect to the rights, title, and interests of Assignor in the Contracts (including without limitation this agreement), all of the rights of a secured party under the Uniform Commercial Code as enacted in the State of Ohio.

         This assignment shall be binding upon and inure to the benefit of Assignee, Assignor, and their respective successors and assigns. This assignment is assignable by Assignee in connection with an assignment of the $950,000 Note.

         Assignor, after consulting or having the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally waives any right it may have to a trial by jury in any action or proceeding based upon or arising out of this assignment or any course of conduct, dealings, statements, whether oral or written, or actions of Assignor or Assignee. Assignor shall not seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

         If and when the indebtedness evidenced by the $950,000 Note have been fully paid and satisfied, and all of the obligations and agreements of Assignor under the Loan Agreement, Loan Commitment, and all of the Loan Documents have been performed and observed by Assignor, without the necessity of Assignee exercising its rights hereunder, this assignment shall terminate and thereafter be of no further force or effect.

         This assignment is made effective March 31, 1997.

                                                CROWN NORTHCORP, INC.

                                                By: /s/

                                                Print Name: Richard A. Brock
                                                Its: Senior Vice President


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